                                                                 Exhibit 99.4.3

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
R&B Communications, Inc.
Daleville, Virginia

We have audited the accompanying consolidated balance sheet of R&B Communications, Inc and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of R&B Communications, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia
April 26, 2000, except for Note 9,
as to which the date is June 16, 2000

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
R&B Communications, Inc.
Daleville, Virginia

We have audited the accompanying consolidated balance sheet of R&B Communications, Inc., and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of R&B Communications, Inc., and its subsidiaries, as of December 31, 1998, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

/s/ Phibbs Burkholder Geisert & Huffman

Harrisonburg, Virginia
February 19, 1999

                   R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              December 31,
                                                         -----------------------
                                                            1999        1998
                                                         ----------- -----------
                         ASSETS
Current Assets
  Cash and cash equivalents............................. $ 8,218,177 $ 6,909,613
  Accounts receivable...................................   3,834,561   2,576,244
  Materials and supplies................................     354,878     323,518
  Prepaid expenses and other............................     230,094       9,712
  Income taxes receivable...............................   2,680,774   2,598,952
                                                         ----------- -----------
                                                          15,318,484  12,418,039
                                                         ----------- -----------
Securities and Investments..............................  18,811,889   8,441,698
                                                         ----------- -----------
Property and Equipment
  Land and building.....................................   4,497,672   4,397,674
  Network plant and equipment...........................  21,231,445  19,600,655
  Furniture, fixtures, and other equipment..............  14,954,217  11,541,085
  Radio spectrum licenses...............................     926,376     926,376
                                                         ----------- -----------
    Total in service....................................  41,609,710  36,465,790
  Less accumulated depreciation and amortization........  16,594,851  13,999,963
                                                         ----------- -----------
                                                          25,014,859  22,465,827
                                                         ----------- -----------
Other Assets
  Cash surrender value of life insurance................   3,749,035   3,965,660
  Radio spectrum licenses...............................     958,546     742,786
  Other deferred charges................................      59,548      91,220
                                                         ----------- -----------
                                                           4,767,129   4,799,666
                                                         ----------- -----------
                                                         $63,912,361 $48,125,230
                                                         =========== ===========


                See Notes to Consolidated Financial Statements.

                   R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term debt................. $   385,627 $   365,626
  Recognized losses in excess of investment in PCS
   ventures............................................   3,100,000     163,066
  Accounts payable.....................................   1,493,424   1,065,070
  Customers' deposits..................................      26,483      28,602
  Advance billings.....................................     702,649     633,254
  Accrued payroll......................................     118,023      90,880
  Accrued interest.....................................      15,610      18,518
  Other accrued liabilities............................     707,328     674,808
  Dividends payable....................................     221,022     199,501
                                                        ----------- -----------
                                                          6,770,166   3,239,325
                                                        ----------- -----------
Long-Term Debt, net of current maturities..............   7,520,082   7,907,901
                                                        ----------- -----------
Long-Term Liabilities
  Deferred income taxes................................  10,100,000   4,105,674
  Recognized losses in excess of investment in PCS
   ventures............................................   2,078,690         --
  Deferred compensation................................   1,772,000   1,472,000
  Unamortized investment tax credits...................     109,463     142,428
                                                        ----------- -----------
                                                         14,060,153   5,720,102
                                                        ----------- -----------
Commitments and Contingencies

Shareholders' Equity
  Common stock, $10 par value per share, authorized
   100,000 shares; issued 61,669 shares (61,671 in
   1998)...............................................     616,690     616,710
  Retained earnings....................................  24,845,542  29,241,142
  Unrealized gain on securities available for sale,
   net.................................................  10,099,728   1,400,050
                                                        ----------- -----------
                                                         35,561,960  31,257,902
                                                        ----------- -----------
                                                        $63,912,361 $48,125,230
                                                        =========== ===========

                See Notes to Consolidated Financial Statements.

                   R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1999, 1998 and 1997

                                            1999         1998         1997
                                         -----------  -----------  -----------
Operating Revenues
  Wireline communications..............  $14,499,701  $11,703,381  $ 9,734,331
  Wireless communications..............    1,257,571    1,218,802      968,404
  Other communications services........    1,012,076      954,092      921,592
                                         -----------  -----------  -----------
                                          16,769,348   13,876,275   11,624,327
                                         -----------  -----------  -----------
Operating Expenses
  Maintenance and support..............    4,917,215    3,398,213    2,311,849
  Depreciation and amortization........    2,808,093    2,340,046    2,104,554
  Customer operations..................    2,030,715    1,927,899    1,290,468
  Corporate operations.................    2,356,231    1,862,416    1,699,749
                                         -----------  -----------  -----------
                                          12,112,254    9,528,574    7,406,620
                                         -----------  -----------  -----------
Operating Income.......................    4,657,094    4,347,701    4,217,707
Other Income (Expenses)
  Interest and dividend income.........      336,526      260,868      311,410
  Other expenses, principally
   interest............................     (685,171)    (410,153)    (557,105)
  Equity loss from PCS investees
    VA PCS Alliance....................   (5,427,347)  (5,077,821)    (821,936)
    WV PCS Alliance....................   (4,564,475)  (1,063,948)         --
  Equity income from other investees...      339,727      315,247      634,164
  Gain on sale of assets and
   investments.........................      252,483       30,677    5,079,593
                                         -----------  -----------  -----------
                                          (5,091,163)  (1,597,429)   8,863,833
Income Taxes (Benefit).................     (917,265)    (758,938)   3,051,905
                                         -----------  -----------  -----------
Net Income (Loss)......................  $(4,173,898) $  (838,491) $ 5,811,928
                                         ===========  ===========  ===========


Net income (loss) per common share--ba-
 sic and diluted.......................  $    (67.68) $    (13.48) $     92.53
Average shares outstanding--basic and
 diluted...............................       61,670       62,211       62,813
Cash dividends per share...............  $      3.60  $      3.25  $      3.00


                See Notes to Consolidated Financial Statements.

                   R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1999, 1998 and 1997

                                            1999         1998         1997
                                         -----------  -----------  -----------
Cash Flows From Operating Activities
  Net income (loss)..................... $(4,173,898) $  (838,491) $ 5,811,928
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation........................   2,747,121    2,279,074    2,043,582
    Amortization........................      60,972       60,972       60,972
    Deferred taxes......................     628,000    1,589,232      184,770
    Retirement benefits other than
     pensions...........................     300,000      267,000      178,000
    Other...............................    (241,819)    (136,765)      64,043
    Equity loss from wireless
     investees..........................   9,652,095    5,826,522      187,772
    Gain on sale of investments.........    (252,483)     (30,677)  (5,079,593)
  Changes in assets and liabilities from
   operations:
    (Increase) decrease in accounts
     receivable.........................  (1,258,317)    (870,920)     283,632
    (Increase) in materials and
     supplies...........................     (31,360)      (6,370)     (51,783)
    Increase (decrease) in other current
     assets.............................    (220,382)     163,249     (452,398)
    (Increase) decrease in income taxes
     receivable.........................     (81,822)  (2,348,152)     328,500
    Increase (decrease) in accounts
     payable............................     428,354      109,650   (1,622,447)
    Increase in other accrued
     liabilities........................     124,031          --           --
                                         -----------  -----------  -----------
    Net cash provided by operating
     activities.........................   7,680,492    6,064,324    1,936,978
                                         -----------  -----------  -----------
Cash Flows From Investing Activities
  Purchases of property and equipment...  (5,325,453)  (3,776,869)  (3,707,173)
  Purchase of investment securities.....    (281,818)    (347,152)     (85,982)
  Purchases of licenses.................    (215,760)         --           --
  Contributions to equity investments...  (1,837,881)    (978,764)     (89,500)
  Net (premium) proceeds on life
   insurance policies...................     458,444     (144,593)     (63,687)
  Proceeds from the sale of investment
   in partnership.......................         --           --     2,355,956
  Proceeds from the sale of equipment...         --         4,103       22,013
  Proceeds from sale of investment
   securities...........................     989,925      313,464       11,430
  Distributions from equity
   investments..........................     408,634      383,642      343,529
                                         -----------  -----------  -----------
    Net cash used in investing
     activities.........................  (5,803,909)  (4,546,169)  (1,213,414)
                                         -----------  -----------  -----------
Cash Flows From Financing Activities
  Cash dividends........................    (199,501)    (187,080)    (172,243)
  Proceeds of short-term debt...........         --           --       748,000
  Proceeds of long-term debt............         --           --       850,500
  Redemption of common stock............        (700)    (345,450)     (54,380)
  Payments of long-term debt............    (367,818)  (1,097,195)  (1,075,344)
                                         -----------  -----------  -----------
    Net cash provided by (used in)
     financing activities...............    (568,019)  (1,629,725)     296,533
                                         -----------  -----------  -----------
    Increase (decrease) in cash and cash
     equivalents........................   1,308,564     (111,570)   1,020,097
Cash and Cash Equivalents:
  Beginning.............................   6,909,613    7,021,183    6,001,086
                                         -----------  -----------  -----------
  Ending................................ $ 8,218,177  $ 6,909,613  $ 7,021,183
                                         ===========  ===========  ===========

                See Notes to Consolidated Financial Statements.

                   R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          Accumulated
                           Common Stock                      Other         Total
                          ----------------   Retained    Comprehensive Shareholders'
                          Shares   Amount    Earnings       Income        Equity
                          ------  --------  -----------  ------------- -------------
Balance, January 1,
 1997...................  62,901  $629,010  $25,041,884   $   519,285   $26,190,179
Comprehensive income:
 Net Income.............                      5,811,928
 Unrealized losses on
  securities available
  for sale, net of
  $61,726 deferred tax
  effect................                                     (100,866)
 Reclassification of
  realized losses on
  securities available
  for sale, net of
  $5,735 deferred tax
  effect................                                        9,389
 Comprehensive income...                                                  5,720,451
Redemption of 243 shares
 of common stock........    (243)   (2,430)     (51,950)                    (54,380)
Dividends...............                       (187,148)                   (187,148)
                          ------  --------  -----------   -----------   -----------
Balance, December 31,
 1997...................  62,658   626,580   30,614,714       427,808    31,669,102
Comprehensive income:
 Net Loss...............                       (838,491)
 Unrealized gains on
  securities available
  for sale, net of
  $606,524 of deferred
  tax effect............                                      991,274
 Reclassification of
  realized gains on
  securities available
  for sale, net of
  $11,645 deferred tax
  effect................                                      (19,032)
 Comprehensive income...                                                    133,751
Redemption of 987 shares
 of common stock........    (987)   (9,870)    (335,580)                   (345,450)
Dividends...............                       (199,501)                   (199,501)
                          ------  --------  -----------   -----------   -----------
Balance, December 31,
 1998...................  61,671   616,710   29,241,142     1,400,050    31,257,902
Comprehensive income:
 Net Loss...............                     (4,173,898)
 Unrealized gains on
  securities available
  for sale, net of
  $5,425,408 of deferred
  tax effect............                                    8,860,114
 Reclassification of
  realized gains on
  securities available
  for sale, net of
  $92,047 deferred tax
  effect................                                     (160,436)
 Comprehensive income...                                                  4,525,780
Redemption of 2 shares
 of common stock........      (2)      (20)        (680)                       (700)
Dividends...............                       (221,022)                   (221,022)
                          ------  --------  -----------   -----------   -----------
Balance, December 31,
 1999...................  61,669  $616,690  $24,845,542   $10,099,728   $35,561,960
                          ======  ========  ===========   ===========   ===========


                See Notes to Consolidated Financial Statements.

                   R&B COMMUNICATIONS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies

R&B Communications, Inc. and its subsidiaries provide a broad range of products and services to businesses, telecommunication carriers and residential customers in the Roanoke Valley area of Virginia. The Company's services include personal communications services ("PCS"), local telephone, long distance, paging, voice-mail, wireless cable television, directory assistance, competitive access, and local Internet access. Significant accounting policies follow:

  Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Revenue recognition: The Company's revenue recognition policy is to recognize revenues when services are rendered or when products are delivered, installed and functional, as applicable. Certain services of the Company require payment in advance of service performance. In such cases, the Company records a service liability at the time of billing and subsequently recognizes revenue over the service period.

  Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with a purchased maturity of three months or less to be cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of the FDIC insurance limit.

  Securities and investments: The Company has investments in debt and equity securities and partnerships. Management determines the appropriate classification of securities at the date of purchase and continually thereafter. The classification of those securities and the related accounting policies are as follows:

  Available-for-sale securities: Securities classified as available for sale are traded primarily on a national exchange and consist of securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Decisions to sell a security classified as available for sale are based on various factors including changes in market conditions, liquidity needs and other similar factors. Securities available for sale are stated at fair value and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of shareholders' equity. Realized gains and losses, determined on the basis of the cost of specific securities sold, are included in earnings.

  Equity method investments: Equity method investments consist of partnership investments. Under this method, the Company's share in earnings or losses of these companies is included in earnings. Where the Company has guaranteed obligations of a partnership, or committed to make capital investments in excess of carrying value, negative capital balances are reported as liabilities.

  Investments carried at cost: Cost method investments are those in which the Company does not have significant ownership and for which there is no ready market. Patronage equity received in connection with the acquisition of long-term debt is included in this category.

  Property and equipment: Property and equipment is stated at cost. Accumulated depreciation is charged with the cost of property retired, plus removal cost, less salvage. Depreciation is determined under the remaining life method and straight-line composite rates. Buildings are depreciated over lives from 35 to 50 years. Network plant and equipment are depreciated over various lives from 5 to 50 years. Furniture, fixtures

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies (Continued)

  and other equipment are depreciated over various lives from 5 to 25 years. Channel acquisition costs are amortized over a life of 30 years. Depreciation provisions were approximately 7.2%, 6.8% and 6.5% of average depreciable assets for the years 1999, 1998 and 1997, respectively.

  Materials and supplies: The Company's materials and supplies inventory consists both of items held for resale such as PCS and wireline phones, pagers, and accessories, and materials for the maintenance and expansion of plant operations. The Company values its inventory at the lower of average cost or market. The market value is determined by reviewing current replacement cost, marketability, and obsolescence.

  Retirement plans: The Company sponsors a contributory defined contribution plan under Internal Revenue Code Section 401(k) for all full-time employees with at least one year of service. The Company contributes 50% of each participant's annual contribution for contributions up to 4% of each participant's annual compensation, and contributes 100% of each participant's annual contribution for the next 2%. The employee elects the type of investment fund from the equity and bond alternatives offered by the plan.

  The Company also sponsors a qualified profit-sharing plan to provide retirement benefits for employees. The plan provides for a choice of a lump sum distribution or periodic payments upon normal retirement at age 65, permanent disability or death. The plan provides for voluntary contributions and covers substantially all full-time employees. The employer's contribution to the plan is determined annually by the Board of Directors.

  Income taxes: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Net income (loss) per common share: Basic net income per share was computed by dividing net income by the weighted average number of common shares outstanding during the year. The Company has no potential common stock outstanding, such as stock options, warrants or convertible debt; therefore, basic and diluted net income per share are the same.

  Fair value of financial instruments: The fair values of financial instruments recorded on the balance sheet, except securities and investments, are not significantly different from the carrying amounts, based on cash flows relative to similar instruments. Information as to securities and investments is included elsewhere in Notes 1, 3 and 4. The fair value of off-balance sheet guarantees, as described in Note 3, is not determinable due to the nature of the transaction.

Note 2. Disclosures About Segments of an Enterprise and Related Information

The Company has five primary business segments which have separable management focus and infrastructures and that offer different products and services. These segments are as follows:

  Telephone: The Company has a 99-year-old local telephone business subject to the regulations of the State Corporation Commission of Virginia. This business is an incumbent local exchange carrier (ILEC) in Botetourt County, Virginia. Principle products offered by this business are local service, which includes advanced calling features, network access, long distance toll and directory advertising.

  Network: In addition to the ILEC services, the Company directly or indirectly owns a fiber optic network and provides transport services for long distance, Internet and private network services. Additionally, the network business began offering Competitive Local Exchange (CLEC) service in 1998, currently providing services to customers in the Roanoke Valley of Virginia.

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Disclosures About Segments of an Enterprise and Related Information (Continued)

  Internet: The Company provides local Internet access services through a local presence in the Roanoke Valley and surrounding areas of western Virginia.

  Wireless: The Company's wireless business provides paging and voicemail and is marketed in the retail and business-to-business channels primarily within the Company's Internet service territory.

  Wireless Cable: The cable business offers wireless video cable service and offers wireless cable high-speed Internet service to residential and commercial subscribers in the Roanoke Valley.

Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes certain unallocated corporate related items, as well as results from the Company's maintenance contract, directory advertising and retail businesses, which are not considered separate reportable segments.

                                   Network                    Wireless Corporate
(in thousands)           Telephone and CLEC Internet Wireless  Cable   and other  Total
--------------           --------- -------- -------- -------- -------- --------- -------
1999
 Revenues...............  $ 8,945  $ 5,511    $593    $  811    $ 714   $   195  $16,769
 EBITDA.................    4,536    2,581      77       335      (32)      (32)   7,465
 Depreciation &
  Amortization..........    1,581      561      77        85      453        51    2,808
 Total Segment Assets...   36,893   10,071     406       573    2,706    13,263   63,912
1998
 Revenues...............  $ 8,102  $ 3,776    $311    $  873   $  607   $   207  $13,876
 EBITDA.................    4,026    2,294     (49)      524     (129)       21    6,687
 Depreciation &
  Amortization..........    1,365      403      57        59      422        34    2,340
 Total Segment Assets...   26,403    7,520     370     1,554    3,983     8,295   48,125
1997
 Revenues...............  $ 7,398  $ 2,626    $133    $  907   $  332   $   228  $11,624
 EBITDA.................    4,145    2,207      27       380     (366)      (71)   6,322
 Depreciation &
  Amortization..........    1,371      324      27        47      316        19    2,104
 Total Segment Assets...   22,718    5,370     282       944    3,696    13,887   46,897

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 1). The Company evaluates the performance of its operating segments principally on operating revenues, operating income and EBITDA, which the Company defines as operating income plus depreciation and amortization. Corporate functions are allocated at cost to the operating segments. Segment expenses contain an allocation of shared expenses for general administration.

Note 3. Investments in Wireless Affiliates

At December 31, 1999, the Company had invested approximately $1,054,914 ($895,593 at December 31, 1998) for a 21% common ownership interest in Virginia PCS Alliance, L.C. ("VA Alliance"), a provider of personal communications services ("PCS") serving a 1.6 million populated area in central and western Virginia. PCS operations began throughout the Virginia region in the fourth quarter of 1997.

At December 31, 1999, the Company had invested approximately $5,976,262 ($4,841,098 at December 31, 1998) for convertible preferred ownership interest in the VA Alliance which is convertible beginning in 2000 into additional common ownership interest. If converted, the Company would have a 37% ownership interest in the VA Alliance. In December 1996, the VA Alliance also issued $12.9 million of redeemable preferred ownership interest that can be redeemed by the investor after December 31, 2001. In the event the investor elects to redeem

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Investments in Wireless Affiliates (Continued)

such preferred equity after such date, the Company may elect to fund $1.5 million of such obligation in exchange for additional common ownership in the VA Alliance. In the event this redemption and funding occurs, and the Company converts its convertible preferred ownership interest, the Company would have a 26% common ownership interest in the VA Alliance.

The Company has committed to provide approximately $5.7 million additional capital to the VA Alliance in installments of approximately $2.6 million in 2000 and 2001, and $.5 million in 2002. Such additional capital commitments would be reduced by proceeds, if any, from future equity offerings by the VA Alliance.

The Company has a 34% common ownership interest in the West Virginia PCS Alliance, L.C. ("WV Alliance"), a provider of PCS serving a 2.0 million populated area in West Virginia and eastern Kentucky, southwestern Virginia and eastern Ohio. PCS operations began in Charleston and Huntington, West Virginia, in the fourth quarter of 1998 and expanded to Morgantown and the northern corridor of West Virginia in the second quarter of 1999.

The Company has committed to provide additional capital to the WV Alliance of approximately $1.5 million in three equal annual installments beginning in January 2000. Such additional capital commitments would be reduced by proceeds, if any, from future equity offerings by the WV Alliance.

Summarized financial information for the VA Alliance and WV Alliance ("Alliances"), both of which are accounted for by the equity method, are as follows:

                             VA Alliance                 WV Alliance
                          ------------------           -----------------
(in thousands)              1999      1998               1999     1998
--------------            --------  --------           --------  -------
Current assets..........  $  9,241  $  3,648           $  2,367  $   488
Noncurrent assets.......   111,601   100,668             51,130   30,644
Current liabilities.....     7,633    11,991              3,076   10,732
Noncurrent liabilities..   131,478    90,301             51,125    9,237
Redeemable preferred
 interest...............    15,192    14,345                --       --
                                 VA Alliance                WV Alliance
                          ---------------------------  ------------------------
(in thousands)              1999      1998     1997      1999     1998    1997
--------------            --------  --------  -------  --------  -------  -----
Net sales...............  $ 12,677  $  3,200  $   119  $  3,087  $   114  $ --
Gross profit(loss)......     6,059     1,635     (197)      (77)    (107)   --
Net loss applicable to
 common owners..........   (26,139)  (24,415)  (3,952)  (13,287)  (3,103)   --
Company's share of net
 loss...................    (5,427)   (5,078)    (834)   (4,564)  (1,064)   --

The Company has entered into guarantee agreements whereby the Company is committed to provide guarantees of up to $34.3 million of the Alliances' debt and redeemable preferred obligations. Such guarantees become effective as obligations are incurred by the Alliances. At December 31, 1999, the Company has guaranteed $29.3 million of the Alliance's obligations.

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4. Securities and Investments

Investments consist of the following as of December 31:

                                                          Carrying Values
                                                       -----------------------
                                Type of Ownership         1999         1998
                                -----------------      -----------  ----------
Available for Sale
MCI WorldCom, Inc. ...........  Equity Securities      $ 3,333,227  $3,004,747
Illuminet Holdings, Inc.......  Equity Securities       13,538,360     447,285
ITC DeltaCom, Inc.............  Equity Securities          325,119     160,000
CFW Communications, Inc.......  Equity Securities          225,875     151,938
Other.........................  Equity Securities          565,882     702,117
                                                       -----------  ----------
                                                        17,988,463   4,466,087
                                                       -----------  ----------
Equity Method
Virginia PCS Alliance, L.C....  Equity and Convertible
                                Preferred Interests     (4,295,928)   (163,066)
West Virginia PCS Alliance,     Equity Interest
 L.C..........................                            (882,762)  3,194,496
Virginia Telecommunications     Partnership Interest
 Partnership..................                             297,348     323,483
Other.........................  Partnership Interests      124,407     111,000
                                                       -----------  ----------
                                                        (4,756,935)  3,465,913
                                                       -----------  ----------
Cost Method
Rural Telephone Bank..........  Equity Securities          328,558     328,558
Other.........................  Equity Securities           73,113      18,074
                                                       -----------  ----------
                                                           401,671     346,632
                                                       -----------  ----------
                                                        13,633,199   8,278,632
Amounts reported separately as
 liabilities..................                           5,178,690     163,066
                                                       -----------  ----------
                                                       $18,811,889  $8,441,698
                                                       ===========  ==========

In October 1999, Illuminet Holdings, Inc. ("ILUM") completed an initial public offering ("IPO") and commenced being traded on the NASDAQ exchange under the symbol ILUM. The Company holds 246,152 shares of ILUM at a cost of $447,285 with a market value of $13,538,360 on December 31, 1999 ($55.00 per share).

The Company sold an investment in American Telecasting, Inc. ("ATEL") in September and October 1999, recognizing a $247,000 gain.

Changes in the unrealized gain (loss) on available for sale securities during the years ended December 31, 1999 and 1998, reported as a separate component of shareholders' equity are as follows:

                                                           1999        1998
                                                        ----------- ----------
Unrealized gain beginning, balance..................... $ 2,256,689 $  689,568
Unrealized holding gains during the year...............  14,033,039  1,567,121
                                                        ----------- ----------
Unrealized gain, ending balance........................  16,289,728  2,256,689
Deferred tax effect related to net unrealized holding
 gains.................................................   6,190,000    856,639
                                                        ----------- ----------
Unrealized gain included in shareholders' equity....... $10,099,728 $1,400,050
                                                        =========== ==========

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5. Long-Term Debt

Long-term debt and lines of credit consist of the following as of December 31:

                                                              1999       1998
                                                           ---------- ----------
5.00% note due in quarterly installments of principal and
 interest of $28,353 through 2011........................  $  987,048 $1,049,167
5.00% note due in quarterly installments of principal and
 interest of $53,501 through 2015........................   2,299,684  2,395,766
5.50% note due in monthly installments of principal and
 interest of $                        23,650 through 2008     610,961    669,869
5.50% note due in monthly installments of principal and
 interest of $42,403 through 2008........................   1,087,497  1,196,475
6.05% note due in monthly installments of principal and
 interest of $188 through 2026...........................   2,725,381  2,761,661
5.00% note due in quarterly installments of principal and
 interest of $3,595 through 2021.........................     188,897    193,633
2.00% note due in quarterly installments of principal and
 interest of $212 through 2007...........................       6,241      6,956
                                                           ---------- ----------
                                                            7,905,709  8,273,527
Less: Current maturities.................................     385,627    365,626
                                                           ---------- ----------
                                                           $7,520,082 $7,907,901
                                                           ========== ==========

The above items are secured by substantially all Company assets. As of December 31, 1999, the Company has drawn down $2,893,924 on a $5,352,059 commitment from the Rural Telephone Bank (RTB). The amount outstanding on these borrowings was $2,725,381 and $2,761,661 as of December 31, 1999 and 1998, respectively. The Company has 35 years to use the approved amount, and is required to purchase stock in the RTB equal to 5% of the loan. This stock is recorded in investments.

The Rural Utility Service restricts the payment of dividends by Roanoke and Botetourt Telephone Company, Inc. to 60% of its total net earnings since December 31, 1976. Total dividend distributions through December 31, 1999 were $2,207,829 less than the amount allowed by this limitation.

Interest expense was $1.1 million, $0.7 million and $0.9 million for 1999, 1998 and 1997, respectively. Maturities of long-term debt for each of the next five years are 2000--$385,627; 2001--$406,731; 2002--$428,994; 2003--$452,485;
and 2004--$477,269.

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 6. Income Taxes

The components of income tax expense are as follows for the years ended December 31:

                                              1999         1998         1997
                                           -----------  -----------  ----------
Current tax expense (benefit):
  Federal tax expense(benefit)............ $  (949,388) $(2,100,995) $2,565,331
  State tax expense(benefit)..............    (595,877)    (247,175)    301,804
                                           -----------  -----------  ----------
                                            (1,545,265)  (2,348,170)  2,867,135
Deferred tax expense
  Federal deferred tax expense............     558,424    1,417,779     160,920
  State deferred tax expense..............      69,576      171,453      23,850
                                           -----------  -----------  ----------
                                               628,000    1,589,232     184,770
                                           -----------  -----------  ----------
                                           $  (917,265) $  (758,938) $3,051,905
                                           ===========  ===========  ==========

Total income tax expense was different than an amount computed by applying the graduated statutory federal income tax rates to income before taxes. The reasons for the differences are as follows for the years ended December 31:

                                              1999        1998        1997
                                           -----------  ---------  ----------
Computed tax at statutory rate............ $(1,730,995) $(543,125) $3,013,703
Tax credits, net of basis adjustment......     (32,965)   (38,855)    (41,802)
State income taxes (benefit), net of
 federal income tax effect................    (590,128)   (65,175)    221,899
Adjustment to prior year estimates........     393,877        --          --
Nondeductible life insurance..............      76,554        --          --
IRS audit adjustment......................     942,162        --          --
Other, net................................      24,230   (111,783)   (141,895)
                                           -----------  ---------  ----------
                                           $  (917,265) $(758,938) $3,051,905
                                           ===========  =========  ==========

Net deferred income tax assets and liabilities consist of the following components at December 31:

                                                             1999        1998
                                                          ----------- ----------
Deferred income tax assets
  Retirement benefits other than pension................. $   673,360 $  559,360
  Compensated absences...................................      55,852     44,085
  Net operating loss.....................................   3,012,823        --
  Other..................................................     242,270    205,217
                                                          ----------- ----------
                                                            3,984,305    808,662
Deferred income tax liabilities:
  PCS investments, net...................................   5,320,981  1,660,437
  Property and equipment.................................   2,573,324  2,397,260
  Unrealized gain on securities available for sale.......   6,190,000    856,639
                                                          ----------- ----------
                                                           14,084,305  4,914,336
                                                          ----------- ----------
  Net deferred income tax liabilities.................... $10,100,000 $4,105,674
                                                          =========== ==========

The Company has a net operating loss of approximately $8 million, which expires in 2019.

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7. Supplementary Disclosures of Cash Flow Information

The following information is presented as supplementary disclosures for the Consolidated Statements of Cash Flows:

                                                   1999        1998      1997
                                                -----------  -------- ----------
Cash payments (refunds) for:
Interest, net of capitalized interest of
 $60,502 in 1999, $34,006 in 1998, and $62,406
 in 1997......................................  $   828,985  $532,431 $  549,950
                                                ===========  ======== ==========
Income taxes, net.............................  $(1,463,443) $    --  $2,535,476
                                                ===========  ======== ==========

In 1997, the Company sold its share of a cellular telephone partnership. As a portion of the total proceeds, the Company received approximately $4.3 million in non-cash assets.

Note 8. Retirement Plans and Other Postretirement Benefits

Company matching contributions to the defined contribution plan totaled $92,280, $72,356 and $64,245 in 1999, 1998 and 1997, respectively. Profit-
sharing contributions totaled $125,000, $100,000 and $100,000 in 1999, 1998 and 1997, respectively. These amounts are reflected in operating expenses in the statement of operations.

The Company has adopted salary continuation plan agreements with certain of its employees. The amount of the deferred compensation is based on 25-50% of one's average salary in the last five years of employment. The compensation is payable monthly over a 10-year period. The estimated costs of benefits that will be paid after retirement is being accrued by charges to expense over the eligible employee's service periods to the dates they are fully eligible for benefits. Such charges were $300,000, $267,000, and $178,000 in 1999, 1998 and
1997, respectively.

Note 9. Subsequent Event (Merger with CFW Communications, Inc.)

On June 16, 2000, the Company's Board of Directors approved an agreement and plan of merger with CFW Communications, Inc. Under the terms of that agreement, shareholders of the Company will receive 60.27 shares of CFW Communications, Inc. common stock for each outstanding share. The transaction is subject to regulatory and shareholder approvals. Holders of a majority of the Company's shares have agreed to vote in favor of the transaction.

                            R&B COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         March 31,  December 31,
                                                           2000         1999
                                                        ----------- ------------
                                                        (Unaudited)
                            ASSETS
Current Assets
  Cash and cash equivalents............................ $9,421,153   $8,218,177
  Accounts receivable..................................  2,389,373    3,834,561
  Materials and supplies...............................    265,385      354,878
  Prepaid expenses and other...........................    175,919      230,094
  Income tax receivable................................  2,680,774    2,680,774
                                                        ----------   ----------
                                                        14,932,604   15,318,484
                                                        ----------   ----------
Securities and Investments............................. 17,582,623   18,811,889
                                                        ----------   ----------
Property and Equipment
  Land and building....................................  4,484,422    4,497,672
  Network plant and equipment.......................... 22,969,684   21,231,445
  Furniture, fixtures and other equipment.............. 14,136,533   14,954,217
  Radio spectrum licenses..............................    926,376      926,376
                                                        ----------   ----------
    Total in service................................... 42,517,015   41,609,710
  Less accumulated depreciation........................ 17,391,621   16,594,851
                                                        ----------   ----------
                                                        25,125,394   25,014,859
                                                        ----------   ----------

Other Assets

  Cash surrender value of life insurance...............   1,393,850   3,749,035
  Radio spectrum licenses and license deposits.........     958,546     958,546
  Other deferred charges...............................      82,672      59,548
                                                        ----------- -----------
                                                          2,435,068   4,767,129
                                                        ----------- -----------
                                                        $60,075,689 $63,912,361
                                                        =========== ===========






           See Notes to Condensed Consolidated Financial Statements.

                            R&B COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                       March 31,  December 31,
                                         2000         1999
                                      ----------- ------------
                                      (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Current maturities of long-term debt............... $    312,373 $    385,627
  Recognized losses in excess of investment in PCS
   ventures..........................................    1,318,298    3,100,000
  Accounts payable...................................      559,038    1,493,424
  Customers' deposits................................       26,983       26,483
  Advance billings...................................      602,634      702,649
  Accrued payroll....................................      104,584      118,023
  Accrued interest...................................          --        15,610
  Other accrued liabilities..........................      269,078      707,328
  Dividend payable...................................          --       221,022
                                                      ------------ ------------
                                                         3,192,988    6,770,166
                                                      ------------ ------------
Long-Term Debt.......................................    7,466,436    7,520,082
                                                      ------------ ------------
Long-Term Liabilities
  Deferred income taxes..............................    8,736,926   10,100,000
  Recognized losses in excess of investment in
   PCS ventures......................................    5,129,768    2,078,690
  Deferred compensation..............................    1,847,000    1,772,000
  Unamortized investment tax credits.................       97,901      109,463
                                                      ------------ ------------
                                                        15,811,595   14,060,153
                                                      ------------ ------------
Shareholders' Equity
  Common stock, no par...............................      616,690      616,690
  Retained earnings..................................   23,619,403   24,845,542
  Unrealized gain on securities available for sale,
   net...............................................    9,368,577   10,099,728
                                                      ------------ ------------
                                                        33,604,670   35,561,960
                                                      ------------ ------------
                                                      $ 60,075,689 $ 63,912,361
                                                      ============ ============


           See Notes to Condensed Consolidated Financial Statements.

                            R&B COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2000 and 1999

                                                       2000         1999
                                                    -----------  ----------
                                                         (Unaudited)
Operating Revenues
  Wireline communications.......................... $ 3,989,627  $3,454,636
  Wireless communications..........................     355,037     344,628
  Other communications services....................     199,024     126,932
                                                    -----------  ----------
                                                      4,543,688   3,926,196
                                                    -----------  ----------
Operating Expenses
  Maintenance and support..........................   1,207,972     693,259
  Depreciation and amortization....................     817,071     670,098
  Customer operations..............................     776,330     625,830
  Corporate operations.............................     688,938     577,006
                                                    -----------  ----------
                                                      3,490,311   2,566,193
                                                    -----------  ----------
Operating Income...................................   1,053,377   1,360,003
Other Income (Expenses)
  Interest and dividend income.....................      67,729      60,064
  Other expenses, principally interest.............    (108,260)   (111,518)
  Equity loss from PCS investees
    VA PCS Alliance................................  (1,523,498) (1,374,540)
    WV PCS Alliance................................  (1,647,580)   (747,206)
  Equity income from other investees...............      90,513      76,461
                                                    -----------  ----------
                                                    (2,067,719)    (736,736)
Income Tax Benefit.................................     841,580     297,333
                                                    -----------  ----------
Net Loss........................................... $(1,226,139) $ (439,403)
                                                    ===========  ==========

Net loss per common share--basic and diluted....... $   (19.883) $  (11.161)
Average shares outstanding--basic and diluted......      61,669      61,671
Cash dividends per share........................... $       --   $      --




           See Notes to Condensed Consolidated Financial Statements.

                            R&B COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2000 and 1999

                                                      2000         1999
                                                   -----------  ----------
                                                        (Unaudited)
Cash Flows From Operating Activities
  Net loss........................................ $(1,226,139) $ (439,403)
  Adjustments to reconcile net loss
   to net cash provided by operating activities:
    Depreciation and amortization.................     817,071     670,098
    Deferred taxes (benefit)......................    (841,580)    502,127
    Other.........................................      16,935         --
    Equity loss from wireless investees...........   3,171,078   2,121,746
  Changes in assets and liabilities from
   operations:
    (Increase) decrease in accounts receivable....   1,445,188  (4,925,826)
    Increase in materials and supplies............      89,493      52,145
    (Increase) decrease in other current assets...      54,175  (1,430,289)
    Increase (decrease) in accounts payable.......    (933,886)  3,673,174
    Increase (decrease) in other accrued
     liabilities..................................    (467,299)    429,023
    Decrease in advance billings..................    (100,015)    (31,330)
                                                   -----------  ----------
    Net cash provided by operating activities.....   2,025,021     621,465
                                                   -----------  ----------
Cash Flows From Investing Activities
  Purchases of property and equipment.............    (927,606) (1,199,644)
  Investments in PCS alliances....................  (1,901,702)   (746,062)
  Change in cash surrender value of officer's life
   insurance......................................   2,355,185    (576,362)
                                                   -----------  ----------
    Net cash used in investing activities.........    (474,123) (2,522,068)
                                                   -----------  ----------
Cash Flows From Financing Activities
  Cash dividends..................................    (221,022)   (199,501)
  Payments on long-term debt......................    (126,900)   (124,271)
                                                   -----------  ----------
    Net cash used in financing activities.........    (347,922)   (323,772)
                                                   -----------  ----------
    Increase (decrease) in cash and cash
     equivalents..................................   1,202,976  (2,224,375)
Cash and Cash Equivalents:
  Beginning.......................................   8,218,177   6,909,613
                                                   -----------  ----------
  Ending.......................................... $ 9,421,153  $4,685,238
                                                   ===========  ==========


           See Notes to Condensed Consolidated Financial Statements.

                            R&B COMMUNICATIONS, INC.

            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                        Accumulated
                           Common Stock                    Other         Total
                          ---------------  Retained    Comprehensive Shareholders'
                          Shares  Amount   Earnings       Income        Equity
                          ------ -------- -----------  ------------- -------------
                                                                                   --- ---
Balance, December 31,
 1998...................  61,671 $616,710 $29,241,142   $1,400,050    $31,257,902
Comprehensive income:
 Net Income.............                     (439,403)
 Unrealized gain on
  securities available
  for sale, net of
  $323,963 of deferred
  tax effect............                                   528,572
 Comprehensive income...                                                   89,169
                          ------ -------- -----------   ----------    -----------
Balance, March 31,
 1999...................  61,671 $616,710 $28,801,739   $1,928,622    $31,347,071
                          ====== ======== ===========   ==========    ===========
Balance, December 31,
 1999...................  61,669  616,690  24,845,542   10,099,728     35,561,960
Comprehensive income:
 Net Income.............                   (1,226,139)
 Unrealized loss on
  securities available
  for sale, net of
  $533,056 deferred tax
  effect................                                  (731,151)
 Comprehensive income...                                               (1,957,290)
                          ------ -------- -----------   ----------    -----------
Balance, March 31,
 2000...................  61,669 $616,690 $23,619,403   $9,368,577    $33,604,670
                          ====== ======== ===========   ==========    ===========





          See Notes to Consolidated Consolidated Financial Statements.

                           R&B COMMUNICATIONS, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) In the opinion of the Company, the accompanying condensed consolidated financial statements which are unaudited, except for the condensed consolidated balance sheet dated December 31, 1999, contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 2000 and December 31, 1999 and the results of operations for the three months ended March 31, 2000 and 1999 and cash flows for the three months ended March 31, 2000 and 1999. The results of operations for the three months ended March 31, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

(2) The Company has five primary business segments which have separable management focus and infrastructures and that offer different products and services. These segments are described in more detail in Note 2 of the Company's 1999 Financial Statements. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes certain unallocated corporate items which are not considered separate reportable segments.

                                   Network
                                     and                     Wireless Corporate
                         Telephone  CLEC   Internet Wireless  Cable   and other Total
                         --------- ------- -------- -------- -------- --------- ------
                                                (in thousands)
As of and for the three months ended March
 31, 2000
Revenues................   2,202    1,706    179      221       177        59    4,544
EBITDA..................     914      866    (18)      81         3        25    1,871
Depreciation &
 Amortization...........     426      212     20       25       121        13      817
Total Segment Assets....  28,465    9,212    571      321     2,646    18,861   60,076
As of and for the three months ended March
 31, 1999
Revenues................   2,152    1,256    128      165       179        46    3,926
EBITDA..................   1,230      639     23       85        40        13    2,030
Depreciation and
 Amortization...........     361      109     18       18       151        13      670
Total Segment Assets....  27,399    6,941    537      449     2,580    10,446   48,352

(3) Basic net loss per share was computed by dividing net loss by the weighted average number of common shares outstanding during the period. The Company has no potential common stock outstanding, such as stock options, warrants or convertible debt; furthermore, a net loss was incurred for the periods presented. Therefore, basic and diluted net income per share are the same.

(4) The Company has a 21% common ownership interest in Virginia PCS Alliance, L.C. ("VA Alliance"), a provider of personal communications services (PCS) serving a 1.6 million populated area in central and western Virginia. PCS operations began throughout the Virginia region in the fourth quarter of 1997.

  The Company has a 34% common ownership interest in the West Virginia PCS Alliance, L.C. ("WV Alliance"), a provider of PCS serving a 2.0 million populated area in West Virginia and parts of eastern Kentucky, southwestern Virginia and eastern Ohio. The WV Alliance commenced operations in the fourth quarter of 1998, offering services along the Charleston and Huntington corridor and expanded to the northern corridor of West Virginia, including the cities of Clarksburg, Fairmont and Morgantown in the second quarter of 1999.

  Summarized financial information for the VA Alliance and WV Alliance ("Alliances"), both of which are accounted for under the equity method, are as follows (dollar amounts in thousands):

                   R&B COMMUNICATIONS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                  VA Alliance                   WV Alliance
                         ----------------------------- -----------------------------
                                         December 31,                  December 31,
                         March 31, 2000      1999      March 31, 2000      1999
                         -------------- -------------- -------------- --------------
Current assets..........    $11,623        $ 9,241        $17,494        $ 2,367
Noncurrent assets.......    104,749        111,601         48,764         51,130
Current liabilities.....     11,265          7,633          7,952          3,076
Long-term liabilities...    125,482        131,478         62,394         51,125
Redeemable preferred
 interest...............     15,410         15,192            --             --
                                  VA Alliance                   WV Alliance
                         ----------------------------- -----------------------------
                               Three Months Ended           Three Months Ended
                         March 31, 2000 March 31, 1999 March 31, 2000 March 31, 1999
                         -------------- -------------- -------------- --------------
Net sales...............    $ 4,480        $ 2,417        $ 2,626        $   257
Gross profit (loss).....      2,164            584            291            (18)
Net loss applicable to
 common owners..........     (7,325)        (6,533)        (4,805)        (2,179)
Company's share of net
 loss...................     (1,523)        (1,375)        (1,648)        (1,149)

  The Company has entered into guaranty agreements whereby the Company is committed to provide guarantees of up to $34.3 million of the Alliance's debt and redeemable preferred obligations. Such guarantees become effective as obligations are incurred by the Alliances. At March 31, 2000, the Company has guaranteed $29.3 million of the Alliances' obligations.

(5) The provision for income taxes differs from the amount of income tax determined by applying the applicable Federal statutory rate to earnings before income taxes, as a result of the following:

    Tax provision at Federal statutory rate.............................. 34.00%
    State income taxes, net of Federal tax benefit.......................  3.96%
    Non deductible expenses..............................................  0.51%
      Anticipated effective tax rate..................................... 38.47%

(6) On June 16, 2000, the Company's Board of Directors approved an agreement and plan of merger with CFW Communications, Inc. Under the terms of that agreement, shareholders of the Company will receive 60.27 shares of CFW Communications, Inc. common stock for each outstanding share. The transaction is subject to regulatory and shareholder approvals. Holders of a majority of the Company's shares have agreed to vote in favor of the transaction.


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